CUSTODY AGREEMENT

         THIS AGREEMENT is made effective the ___ day of __________, 19__, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC"), and , a ______________________________ corporation,/trust, having its principal office and place of business at ("Fund").each registered investment company listed on Schedule A hereto, as it may be amended from time to time, incorporated herein by this reference, each having its principal office and place of business at ____________ (each a "Fund").

                                   WITNESSETH:

         WHEREAS, Fund desires to appoint IFTC as custodian of the assets of the Fund's investment portfolio or portfolios (each a "Portfolio", and collectively the "Portfolios"); and

     WHEREAS, IFTC is willing to accept such appointment on the terms and conditions hereinafter set forth;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN AND AGENT. Fund hereby constitutes and appoints IFTC as custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to IFTC as custodian hereunder ("Assets").

2.   REPRESENTATIONS AND WARRANTIES.

     A.   Fund hereby represents, warrants and acknowledges to IFTC:

          1. That it is a corporation/trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

          2. That it has the requisite power and authority under applicable law, its articles of incorporation and its bylaws/and its declaration of trust to enter into this Agreement; that it has taken all requisite action necessary to appoint IFTC as custodian for the Portfolios; that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms.

     B.   IFTC hereby represents, warrants and acknowledges to Fund:

          1. That it is a trust company duly organized and existing and in good standing under the laws of the State of Missouri; and

          2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by IFTC; and that this Agreement constitutes a legal, valid and binding obligation of IFTC, enforceable in accordance with its terms.

3.   DUTIES AND RESPONSIBILITIES OF THE PARTIES.

     A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to IFTC on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. IFTC has no responsibility or liability whatsoever for or on account of assets not so delivered.

     B. Delivery of Accounts and Records. Fund will turn over or cause to be turned over to IFTC all of each Portfolio's relevant accounts and records needed by IFTC to fully and properly perform its duties and responsibilities hereunder. IFTC may rely conclusively on the completeness and correctness of such accounts and records.

     C. Delivery of Assets to Third Parties. IFTC will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. IFTC will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), IFTC will create and maintain records identifying such Assets as belonging to the applicable Portfolio. IFTC is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which IFTC remains responsible to the extent provided herein. IFTC may participate directly or indirectly through a subcustodian in the Depository Trust Company
          (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by Fund (as such entities are defined at 17 CFR Section 270.17f- 4(b)) (each a "Depository" and collectively the "Depositories"). IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to IFTC.

     D. Registration. IFTC will at all times hold registered Assets in the name of IFTC as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name;" provided that, in any event, IFTC will hold all such Assets in an account of IFTC as custodian containing only Assets of the applicable Portfolio, or only assets held by IFTC as a fiduciary or custodian for customers; and provided further, that IFTC's records at all times will indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, Fund directs IFTC to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, IFTC will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by Portfolio will at all times be identifiable on the records of IFTC. Fund agrees to hold IFTC and its nominee harmless for any liability as a shareholder of record of securities held in custody.

     E. Exchange. Upon receipt of Instructions, IFTC will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, IFTC is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that IFTC will receive Instruction prior to surrendering any convertible security.

     F. Purchases of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a purchase of Assets other than options and futures, Fund will deliver to IFTC Instructions specifying with respect to each such purchase:

          1.   If applicable, the name of the Portfolio making such purchase;
          2.   The name of the issuer and description of the Asset;
          3. The number of shares and the principal amount purchased, and accrued interest, if any;
          4.   The trade date;
          5.   The settlement date;
          6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
          7.   The total amount payable upon such purchase;
          8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
          9. Whether the Asset is to be received in certificated form or via a specified Depository.

          In accordance with such Instructions, IFTC will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that IFTC, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, IFTC will make such payment only upon receipt of Assets: (a) by IFTC;
          (b) by a clearing corporation of a national exchange of which IFTC is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) IFTC may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by IFTC on behalf of its customers; provided that IFTC's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) IFTC may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) IFTC may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

     G. Sales and Deliveries of Investments -- Other Than Options and Futures. On each business day on which a Portfolio makes a sale of Assets other than options and futures, Fund will deliver to IFTC Instructions specifying with respect to each such sale:

          1.   If applicable, the name of the Portfolio making such sale;
          2.   The name of the  issuer  and  description  of the  Asset;
          3. The number of shares and principal amount sold, and accrued interest, if any;
          4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
          5.   The trade date;
          6.   The settlement date;
          7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
          8.   The total amount to be received by the Portfolio  upon such sale;
               and
          9. The name and address of the broker or dealer through whom or person to whom the sale was made.

          IFTC will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by Fund, IFTC will make such delivery upon receipt of: (a) payment therefor in such form as is satisfactory to IFTC; (b) credit to the account of IFTC with a clearing corporation of a national securities exchange of which IFTC is a member; or (c) credit to the account maintained by IFTC on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) IFTC will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) IFTC may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

     H. Purchases or Sales of Options and Futures. On each business day on which a Portfolio makes a purchase or sale of the options and/or futures listed below, Fund will deliver to IFTC Instructions specifying with respect to each such purchase or sale:

          1. If applicable, the name of the Portfolio making such purchase or sale;

          2.   In the case of security options:
               a.   The underlying security;
               b.   The price at which purchased or sold;
               c.   The expiration date;
               d.   The number of contracts;
               e.   The exercise price;
               f. Whether the transaction is an opening, exercising, expiring or closing transaction;
               g.   Whether the  transaction  involves a put or call;
               h.   Whether the option is written or purchased;
               i.   Market on which option traded; and
               j. Name and address of the broker or dealer through whom the sale or purchase was made.

          3.   In the case of options on indices:
               a.   The index;
               b.   The price at which purchased or sold;
               c.   The exercise price;
               d.   The premium;
               e.   The multiple;
               f.   The expiration date;
               g. Whether the transaction is an opening, exercising, expiring or closing transaction;
               h.   Whether the transaction involves a put or call;
               i.   Whether the option is written or purchased; and
               j.   The name and  address of the broker or dealer  through  whom
                    the  sale  or  purchase  was  made,   or  other   applicable
                    settlement instructions.

          4.   In the case of security index futures contracts:

               a. The last trading date specified in the contract and, when available, the closing level, thereof;
               b.   The index level on the date the contract is entered into;
               c.   The multiple;
               d.   Any margin requirements;
               e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of IFTC, Fund will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and
               f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

          5.   In the case of options on index future contracts:
               a.   The underlying index future contract;
               b.   The premium;
               c.   The expiration date;
               d.   The number of options;
               e.   The exercise price;
               f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased; and
               i.   The market on which the option is traded.

     I.   Assets  Pledged  or  Loaned.  If  specifically   allowed  for  in  the
          prospectus of a Portfolio, and subject to such additional terms and conditions as IFTC may require:

          1. Upon receipt of Instructions, IFTC will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio;
               provided, however, that IFTC will release Assets only upon payment to IFTC of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, IFTC will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

          2. Upon receipt of Instructions, IFTC will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with IFTC of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, IFTC will release the cash collateral to the borrower.

     J. Routine Matters. IFTC will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from Fund.

     K. Deposit Accounts. IFTC will open and maintain one or more special purpose deposit accounts for each Portfolio in the name of IFTC in such banks or trust companies (including, without limitation, affiliates of IFTC) as may be designated by it or Fund in writing ("Accounts"), subject only to draft or order by IFTC upon receipt of Instructions. IFTC will deposit all monies received by IFTC from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5.J hereof, IFTC agrees:

          1. To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

          2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

          3. To make funds available on the next business day after deposit of ACH wires.

     L.   Income and Other Payments. IFTC will:

          1. Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, IFTC may reverse that credited amount. If monies are collected after such reversal, IFTC will credit the Portfolio in that amount;

          2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

          3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which IFTC has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments. IFTC, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. IFTC will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

     M. Proxies and Notices. IFTC will promptly deliver or mail (or have delivered or mailed) to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by IFTC, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     N. Disbursements. IFTC will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

     O. Daily Statement of Accounts. IFTC will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. IFTC will maintain such books and records as are necessary to enable it to render, from time to time upon request by Fund, a detailed statement of the Assets. IFTC will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, IFTC will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and
          records  of  the   Portfolios.

     P. Appointment of Subcustodians. Notwithstanding any other provisions hereof:

          1. All or any of the Assets may be held in IFTC's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of IFTC) acting as Subcustodians as may be selected by IFTC. Any such Subcustodian selected by IFTC must have the qualifications required for a custodian under the 1940 Act. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by IFTC (except Subcustodians appointed at the request of Fund and as provided in Subsections 2 or 3 below) to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself.

          2. Upon request of Fund, IFTC will contract with other Subcustodians reasonably acceptable to IFTC for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by Fund; provided, however, that IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to IFTC. Fund may review IFTC's contracts with such Subcustodians.

          3. Each Portfolio's foreign securities (as defined in Rule 17f-5(c)(1) under the 1940 Act) and cash or cash equivalents, in amounts deemed by Fund to be reasonably necessary to effect such Portfolio's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as Subcustodians ("Global Subcustodian"), and thereafter, pursuant to a written contract or contracts as approved by Fund, may be transferred to accounts maintained by any such Global Subcustodian with eligible foreign custodians, as defined in Rule 17f-5(c)(2)("Eligible Foreign Custodian"). IFTC will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Eligible Foreign Custodian only to the same extent such subcustodian is liable to the Global Subcustodian.

     Q. Accounts and Records Property of Fund. IFTC acknowledges that all of the accounts and records maintained by IFTC pursuant hereto are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. IFTC will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Fund will reimburse IFTC for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, IFTC will supply information from the books and records it maintains for Fund that Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and IFTC agree upon from time to time.

     R. Adoption of Procedures. IFTC and Fund hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. IFTC and Fund may from time to time adopt such additional procedures as they agree upon, and IFTC may conclusively assume that no procedure approved or directed by Fund, Fund's or Portfolio's accountants or other advisors conflicts with or violates any requirements of the prospectus, articles of incorporation, bylaws,/declaration of trust, any applicable law, rule or regulation, or any order, decree or agreement by which Fund may be bound. Fund will be responsible to notify IFTC of any changes in statutes, regulations, rules, requirements or policies which might necessitate changes in IFTC's responsibilities or procedures.

     S. Advances. Fund will pay on demand any advance of cash or securities made by IFTC or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants IFTC and such Subcustodian a lien on and security interest in all Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced.
          Should Fund fail to promptly repay the advance, IFTC and such Subcustodian may utilize available cash and to dispose of such Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

     T. Exercise of Rights; Tender Offers. Upon receipt of Instructions, IFTC will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to IFTC; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to IFTC or the tendered securities are to be returned to IFTC.

     W.   Fund Shares.

          1. Fund will deliver to IFTC Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock of a Portfolio ("Fund Shares") by a Portfolio. On the date specified in such Instruction, IFTC will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

          2. Whenever Fund Shares are repurchased or redeemed by a Portfolio, Portfolio or its agent will give IFTC Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, IFTC will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. IFTC has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

          3. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with IFTC the amount received for such shares. IFTC has no duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.   INSTRUCTIONS.

     A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which IFTC reasonably believes were given by a designated representative of Fund. Fund will deliver to IFTC, prior to delivery of any Assets to IFTC and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by IFTC as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect until receipt by IFTC of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, IFTC will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide IFTC any such Instructions naming designated representatives, any Instructions received by IFTC from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. "Designated representatives" may include Fund's or a Portfolio's employees and agents, including investment managers and their employees.

     B. No later than the next business day immediately following each oral Instruction, Fund will send IFTC written confirmation of such oral Instruction. At IFTC's sole discretion, IFTC may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

     C. Fund will provide, upon IFTC's request a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide IFTC Instructions with respect to any matter concerning this Agreement requested by IFTC. If IFTC reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or a Portfolio's accountants or counsel, it may in its discretion, with notice to Fund, not act according to such Instructions.

5. LIMITATION OF LIABILITY OF IFTC. IFTC is not responsible or liable for, and Fund will indemnify and hold IFTC harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by IFTC or for which IFTC may be held to be liable, arising out of or attributable to:

     A. IFTC's action or omission to act pursuant hereto; provided that IFTC has acted in good faith and with due diligence and reasonable care; and provided further, that IFTC is not liable for consequential, special, or punitive damages in any event.

     B. IFTC's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates IFTC to take any such action or expend its own moneys except in its sole discretion.

     C. IFTC's action or omission to act hereunder upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by IFTC by means of the Systems, as hereinafter defined, or any electronic system of communication.

     D. IFTC's action or omission to act in good faith reliance on the advice or opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by IFTC at the expense of Fund, or on the Instructions, advice or statements of any officer or employee of Fund, or Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

     E. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, IFTC is under no duty or obligation to inquire into:

          1. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by Fund to be received by IFTC, or the propriety of the decision to purchase or the amount paid therefor;

          2. The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

          3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

     F. Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information provided by or on behalf of a Portfolio to IFTC, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by IFTC to perform hereunder.

     G. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse IFTC under
          Section 5 hereof), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times.

     H. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made available to Fund, except to the extent attributable to any negligence or willful misconduct by IFTC.

     I. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by IFTC on behalf of a Portfolio until actually received; provided, however, that IFTC will advise Fund promptly if it fails to receive any such money in the ordinary course of business and will cooperate with Fund toward the end that such money is received.

     J. Except as provided in Section 3.P hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom IFTC may deal.

     K. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornados, acts of God or public enemy, revolutions, or insurrection.

6. COMPENSATION. In consideration for its services hereunder, Fund will pay to IFTC the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by Fund and IFTC from time to time, and reimbursement for IFTC's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by IFTC in connection with the performance of services hereunder, on demand. IFTC may charge such compensation against monies held by it for the account of the Portfolios. IFTC will also be entitled to charge against any monies held by it for the account of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from Fund, including but not limited to fees and expenses due to IFTC for other services provided to Fund by IFTC. IFTC will be entitled to reimbursement by Fund for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that
     (a) IFTC would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) IFTC is obligated to reimburse the Subcustodian therefor.

7. TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, Fund or IFTC may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than ninety (90) days prior to the date upon which such termination will take effect. Upon termination hereof:

     A. Fund will pay IFTC its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date; and

     B. Fund will designate a successor custodian by Instruction to IFTC by the termination date. In the event no such Instruction has been delivered to IFTC on or before the date when such termination becomes effective, then IFTC may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund will reimburse IFTC for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

     C. IFTC will, upon payment of all sums due to IFTC from Fund hereunder or otherwise, deliver all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court, at IFTC's office. IFTC will co-operate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, IFTC will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

          In the event that Assets remain in the possession of IFTC after the date of termination hereof for any reason other than IFTC's failure to deliver the same, IFTC is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of IFTC will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at the address set forth above, or at such other address as Fund may have designated to IFTC in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to IFTC at the address set forth above, Attention: Custody Department, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to IFTC hereunder.

9.   THE SYSTEMS; CONFIDENTIALITY.

     A. If IFTC provides Fund direct access to the computerized investment portfolio custody systems used by IFTC ("Systems") or if IFTC and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

     B. Fund will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of IFTC ("Confidential Information"). Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. Fund will return all such Confidential Information to IFTC upon termination or expiration hereof.

     C. Fund has been informed that the Systems are licensed for use by IFTC from one or more third parties ("Licensors"), and Fund acknowledges that IFTC and Licensors have proprietary rights in and to the Systems and all other IFTC or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of IFTC and Licensors. Fund will preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

     D. Fund hereby represents and warrants to IFTC that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. IFTC EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OF A PARTICULAR PURPOSE.

10.  MULTIPLE PORTFOLIOS. If Fund is comprised of more than one Portfolio:

     A. Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to Fund is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

     B. Fund may appoint IFTC as its custodian for additional Portfolios from time to time by written notice, provided that IFTC consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by IFTC and Fund in writing.

11.  MISCELLANEOUS.

     A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the State of Missouri, without reference to the choice of laws principles thereof.

     B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

     D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

     E. The failure of either party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

     F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

     H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

     I. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between IFTC and Fund or any Portfolio.

     K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by either party hereunder will not affect any rights or obligations of the other party hereunder.

     L. Notice is hereby given that a copy of Fund's Trust Agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

INVESTORS FIDUCIARY TRUST COMPANY

By:____________________________
Title:_________________________


FUND NAME

By:____________________________
Title:_________________________

                    EXHIBIT A -- INCOME AVAILABILITY SCHEDULE

FOREIGN--Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

        MARKET              INCOME POLICY              MARKET              INCOME POLICY              MARKET          INCOME POLICY
======================  ====================== ======================  ====================== ======================  =============
Argentina               Actual                 Hong Kong               Contractual            Poland                  Actual
Australia               Contractual            Hungary                 Actual                 Portugal                Contractual
Austria                 Contractual            India                   Actual                 Russia                  Actual
Bahrain                 Actual                 Indonesia               Actual                 Singapore               Contractual
Bangladesh              Actual                 Ireland                 Actual                 Slovak Republic         Actual
Belgium                 Contractual            Israel                  Actual                 South Africa            Actual
Bermuda                 Actual                 Italy                   Contractual            South Korea             Actual
* Bolivia               Actual                 Ivory Coast             Actual                 Spain                   Contractual
Botswana                Actual                 * Jamaica               Actual                 Sri Lanka               Actual
Brazil                  Actual                 Japan                   Contractual            Swaziland               Actual
Canada                  Contractual            Jordan                  Actual                 Sweden                  Contractual
Chile                   Actual                 Kenya                   Actual                 Switzerland             Contractual
China                   Actual                 Lebanon                 Actual                 Taiwan                  Actual
Colombia                Actual                 Luxembourg              Actual                 Thailand                Actual
Cyprus                  Actual                 Malaysia                Actual                 * Trinidad &            Actual
                                                                                              Tobago
Czech Republic          Actual                 Mauritius               Actual                 * Tunisia               Actual
Denmark                 Contractual            Mexico                  Actual                 Turkey                  Actual
Ecuador                 Actual                 Morocco                 Actual                 United Kingdom          Contractual
Egypt                   Actual                 Namibia                 Actual                 United States           See Attached
**Euroclear             Contractual/           Netherlands             Contractual            Uruguay                 Actual
                        Actual
Euro CDs                Actual                 New Zealand             Contractual            Venezuela               Actual
Finland                 Contractual            Norway                   Contractual           Zambia                  Actual
France                  Contractual            Oman                    Actual                 Zimbabwe                Actual
Germany                 Contractual            Pakistan                Actual
Ghana                   Actual                 Peru                    Actual
Greece                  Actual                 Philippines             Actual

     *    Market is not 17F-5 eligible
     ** For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual.

     UNITED STATES--

        INCOME TYPE                     DTC                        FED                         PTC                  PHYSICAL
=========================== =========================== ==========================  ==========================  =================
Dividends                           Contractual                    N/A                         N/A                        Actual
Fixed Rate Interest                 Contractual                Contractual                     N/A                        Actual
Variable Rate Interest              Contractual                Contractual                     N/A                        Actual
GNMA I                                  N/A                        N/A                  Contractual PD +1                  N/A
GNMA II                                 N/A                        N/A                  Contractual PD ***                 N/A
Mortgages                             Actual                   Contractual                 Contractual                    Actual
Maturities                            Actual                   Contractual                     N/A                        Actual

     Exceptions to the above Contractual Income Policy include securities that are:

     * Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);
     * On loan under a self directed securities lending program other than IFTC's own vendor lending program;
     * Known to be in a condition of default, or suspected to present a risk of default or payment delay;
     * In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.
     * Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;
     * Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.

*** For GNMA II securities, if the 19th day of the month is a business day, Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.



                EXHIBIT B -- FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: IFTC is authorized to promptly debit Fund's ("Client's") account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that IFTC has been instructed to transfer. IFTC is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by IFTC after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by IFTC. IFTC shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. IFTC will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by IFTC. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to IFTC. The Client must notify IFTC immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. IFTC shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: IFTC shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by IFTC at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. IFTC will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: IFTC reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of IFTC's receipt of such payment order;
(b) if initiating such payment order would cause IFTC, in IFTC's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if IFTC, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: IFTC shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford IFTC a reasonable opportunity to act prior to executing the payment order. However, IFTC assumes no liability if the request for amendment or cancellation cannot be satisfied by IFTC's reasonable efforts.

6.  ERRORS:  IFTC  shall  assume no  responsibility  for  failure  to detect any erroneous payment order provided that IFTC complies with the payment order instructions as received and IFTC complies with the selected Security
Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: IFTC shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless IFTC is notified of the unauthorized payment order within thirty
(30) days of notification by IFTC of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall IFTC be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid- America Payment Exchange or other similar body, IFTC or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of IFTC's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through IFTC's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: IFTC may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. IFTC and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of IFTC or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.


                       SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

|_| SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.

|_| REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and IFTC and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

|_| TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction. Non-repetitive wire transfers with the original signatures of 2 authorized persons are acceptable and do not require a call back. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

|_| TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. IFTC will provide test keys if this option is chosen. IFTC will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at IFTC. Non-repetitive wire transfers with the original signatures of 2 authorized persons are acceptable and do not require a test key. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

|_| REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

|_| STANDING INSTRUCTIONS Funds are transferred by IFTC to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call
     Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.

|_| AUTOMATED CLEARING HOUSE (ACH) IFTC or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to IFTC's or its agent's system with encryption.

                             KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT

Name:___________________________________________

Address:________________________________________

City/State/Zip Code:____________________________

Telephone Number:_______________________________

Facsimile Number:_______________________________

SWIFT Number:___________________________________



ALTERNATE CONTACT

Name:___________________________________________

Address:________________________________________

City/State/Zip Code:____________________________

Telephone Number:_______________________________

Facsimile Number:_______________________________

SWIFT Number:___________________________________




Fund Name:______________________________________

By:_____________________________________________

Title:__________________________________________

Date:___________________________________________